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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 10, 2000 relating to the consolidated financial statements, which appears in Boston Life Sciences, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                 /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts

August 4, 2000